EXHIBIT 99.1

Broadcom Business Press Contact Bill Blanning Vice President, Public Relations 949-926-5555 blanning@broadcom.com	Broadcom Investor Relations T. Peter Andrew Vice President, Investor Relations 949-926-5663 andrewtp@broadcom.com

William J. Ruehle Retires as Broadcom’s Chief Financial Officer

Bruce E. Kiddoo to Serve as Acting CFO

IRVINE, Calif. – September 19, 2006 – Broadcom Corporation (Nasdaq: BRCM) today announced that William J. Ruehle, its Senior Vice President and Chief Financial Officer, has decided to retire, effective immediately. Broadcom’s Board of Directors has named Bruce E. Kiddoo to serve as Acting Chief Financial Officer on an interim basis. Mr. Kiddoo is Broadcom’s Vice President and Corporate Controller.

Mr. Ruehle, 64, has served as Broadcom’s CFO since June 1997 and decided to accelerate his retirement as a result of Broadcom’s previously-announced equity award review.

Scott A. McGregor, Broadcom’s President and Chief Executive Officer, said: “Today we launched a global search for a world class CFO to step into the shoes of Bill Ruehle and help build value for Broadcom and its shareholders. Bruce Kiddoo will be a serious contender for the position. Bill has built an extremely strong financial team here at Broadcom, and we are confident that Bruce and his colleagues will maintain and further enhance that strength in the months and years to come.”

Henry Samueli, Broadcom’s Chairman, Co-Founder and Chief Technical Officer, added: “When we decided to take Broadcom public, Bill Ruehle was our first choice for the job of CFO. We valued his many years’ experience with technology companies and his deep understanding of the public equity markets. Bill has been a true leader, helping build Broadcom into a solid, lasting business and a powerhouse in the semiconductor industry. We thank Bill for his many years of service to Broadcom.”

During Mr. Ruehle’s tenure, Broadcom grew from $37 million in revenue and about 200 employees in 1997 to over $2.5 billion in annual revenue and nearly 5,000 employees today. The company also consummated over 30 acquisitions. As of June 30, 2006 the company had no debt and held over $2.37 billion in cash, cash equivalents and marketable securities.

Mr. Kiddoo, 45, joined Broadcom in 1999 as Controller of the Broadband Communications Business Unit. He became the company’s Corporate Controller and Principal Accounting Officer in July 2002, and in January 2003 he was elected a Vice President. Prior to joining the company, Mr. Kiddoo held various senior financial management positions for over five years at LSI Logic Corporation. Previously he held various financial positions at IBM and in the United States Navy, where he worked in Naval Reactors. He received a B.S. in Applied Science from the United States Naval Academy and an M.B.A. from the College of William and Mary.

In his nearly seven years with Broadcom, Mr. Kiddoo has had a wide variety of financial responsibilities, including leadership of business unit finance, company-wide financial reviews, and the company’s implementation of internal controls mandated by the Sarbanes-Oxley Act of 2002. For the past four years he has been second in command in the Finance department, with responsibility for all operational finance and accounting matters. He has also represented Broadcom at financial conferences and in meetings with analysts and investors.

Mr. Kiddoo will continue in the position of Vice President and Corporate Controller while serving as Acting Chief Financial Officer. He also serves as a director and officer of certain Broadcom subsidiaries.

Broadcom’s equity award review commenced in May 2006 and is being directed by the Audit Committee of the Board of Directors with the advice of outside counsel. At this time, the review has not been completed and is ongoing, and the Audit Committee has not reached any final conclusions.

Because the equity award review is ongoing and confidential, the company will not make further public comment at this time about the review or Mr. Ruehle’s decision to retire.

About Broadcom

Broadcom Corporation is a global leader in semiconductors for wired and wireless communications. Our products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of- the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom, one of the world’s largest fabless semiconductor companies with annual revenue of more than $2.5 billion, is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.450.8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward- looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to, those resulting from the company’s ongoing voluntary review of its equity award practices including, among other things, the scope of the equity awards for which accounting measurement dates will change; the amount and timing of stock-based compensation and other additional expenses to be recorded, and the corresponding restatement of our financial statements; other accounting adjustments that may result from review of our financial statements for the periods in question; the ramifications of our inability to file required reports with the SEC on a timely basis; our ability to persuade the Nasdaq Listing Qualifications Panel (the “Panel”) to grant our request for continued listing of the company’s Class A common stock on The Nasdaq Stock Market at our forthcoming hearing before the Panel; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC, U.S. Attorney’s Office or other governmental agencies which could result civil or criminal sanctions against the company and/or certain of our officers, directors and/or employees; other actions taken or required as a result of the review, including without limitation the possible termination of employment or changes in responsibilities of company officers and/or employees; and negative tax or other implications for the company resulting from the accounting adjustments and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

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